EXHIBIT 3.1


ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708 Website: secretaryofstate.biz

                                Filed in the office of     Document Number:
                                /s/ Ross Miller            20070275312-49
  ARTICLES OF INCORPORATION     Ross Miller                Filing Date and Time
  (PURSUANT TO NRS 78)          Secretary of State         04/19/2007 7:57:43 AM
                                State of Nevada            Entity Number
                                                           0297362007-0


1.  Name of Corporation:     LIFESTYLE CHOICE MEALS, INC.

2.  Resident Agent           STATE AGENT AND TRANSFER SYNDICATE, INC.
    Name and Street          112 NORTH CURRIE STREET
    Address:                 CARSON CITY, NEVADA 89703

3.  Shares:                  Number of shares with par value:  75,000,000
                             Par value:  $.001
                             Number of shares without par value:

4.  Names &                  1. ANDREA WORSLEY
    Addresses                   112 NORTH CURRIE STREET
    Of Board of                 CARSON CITY, NV 89703
    Directors/Trustees:

5.  Purpose:                 The purpose of the Corporation shall be:

6.  Names,  Addresses        L. WEGENER for State Agent and Transfer Syndicate,
    and Signature of         Inc.
    Incorporator.            112 NORTH CURRIE STREET   /s/ L. Wegener
                             CARSON CITY NV 89703

7.  Certificate of           I hereby accept appointment as Resident Agent for
    Acceptance of            the above named corporation.         APRIL 19, 2007
    Appointment of           /s/ L. Wegener                            Date
    Resident Agent:          Authorized Signature of R.A. or On Behalf of R.A.
                             Company


                                                     NUMBER OF PAGES ATTACHED  1

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                                 Addendum to the

                            ARTICLES OF INCORPORATION

                                       OF

                          LIFESTYLE CHOICE MEALS, INC.

                                 PARAGRAPH THREE
                                     SHARES

The amount of the total authorized capital of this corporation is $75,000 as 75,000,000 shares each with a par value of one mill ($.001). Such shares are non-assessable.

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as proved by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.


                                 PARAGRAPH EIGHT
                         ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation of its stock holders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of the NRS 78.300.


                                 PARAGRAPH NINE
                     AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.